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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of Zapata Corporation of our report dated March 6, 1996, appearing in the Annual Report on Form 10-K of Houlihan's Restaurant Group, Inc. for the year ended December 25, 1995 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
June 21, 1996